FORM 10f-3
Registered Domestic Securities


Fund: _PaineWebber Balanced Fund

1.	Issuer:.  Alaska Airlines

2.	Date of Purchase:  12/10/97
3.  Date offering commenced:  12/16/97

4.	Underwriters from whom purchased:  Merrill
Lynch

5.	"Affiliated Underwriter" managing or participating
in syndicate:  Paine Webber

6.	Aggregate principal amount of purchase:  $
573,500

7.	Aggregate principal amount of offering:  $
111,000,000

8.	Purchase price (net of fees and expenses):  $
37.00

9.	Initial public offering price:  $ 37.00

10.	Commission, spread or profit:  	%	$__0.95___

11.	Have the following conditions been satisfied?
YES
NO
a. The
securities are
part of an issue
registered
under the
Securities Act
of 1933 that is
being offered to
the public.	 __X___	_____

b.  The
securities
were
purchased
prior to the
end of the
first day on
which any
sales are
made (of, if
a rights
offering, the
securities
were
purchased
on or before
the fourth
day
preceding
the day on
which the
offering
terminated).	___X____`	______

c.  The
securities
were
purchased
at a price
not more
than the
price paid
by each
purchaser
in the
offering.	____x___	______

d.  The underwriting was a firm commitment
underwriting.	___X___	______

e.  The
commission,
spread or profit
was
reasonable and
fair in relation
to that being
received by
others for
underwriting
similar
securities
during the
same period.	___X____	_______

f.  The
issuer of
the
securitie
s and
any
predece
ssor
have
been in
continuo
us
operatio
n for not
less
than
three
years.	____x___	________

g.  The
amount
of such
securities
purchase
d by all of
the
investme
nt
companie
s advised
by
Mitchell
Hutchins
(or the
Fund's
Sub-
Adviser, if
applicabl
e) did not
exceed
25% of
the
principal
amount
of the
offering.	____X___	________

h.  No
Affiliated
Underwriter
was a direct
or indirect
participant
in or
beneficiary
of the sale.	____X____	________

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above. In particular, "Affiliated Underwriter" is defined as Paine Webber Group Inc. and any of its affiliates, including PaineWebber Incorporated. In the cash of a fund advised by a Sub-Adviser, "Affiliated Underwriter" shall also include any brokerage affiliate of the Sub-Adviser.


Approved:  Mark Tincher
	Dat
e: